UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2022

CareMax, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39391	85-0992224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 NW 57 Court, Suite 400

Miami, FL 33126

(Address of principal executive offices, including zip code)

(786) 360-4768

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CMAX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	CMAXW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of November 17, 2022, the board of directors (the “Board”) of CareMax, Inc., a Delaware corporation (the “Company”), appointed Dr. Ralph de la Torre to serve as a Class II director of the Board. Dr. de la Torre will serve until the Company’s 2023 Annual Meeting of Stockholders and until his successor is duly elected or appointed or his earlier death, resignation or removal. The appointment of Dr. de la Torre was made in connection with that certain Investor Rights Agreement, dated November 10, 2022, by and among the Company, Sparta Holding Co. LLC, a Delaware limited liability company (the “Seller”), Dr. de la Torre, the Chairman, Chief Executive Officer and principal equityholder of Steward Health Care System LLC, a Delaware limited liability company (together with the Seller, the “Seller Parties”), Dr. Michael Callum, the Executive Vice President for Physician Services and an equityholder of the Seller Parties, Medical Properties Trust, Inc., a Maryland corporation, and certain other equityholders of the Seller, which provides that Dr. de la Torre has the right to designate an individual to be nominated to serve on the Board, subject to the continuing satisfaction of certain conditions.

On November 10, 2022, the Company completed its previously announced acquisition of the Medicare value-based care business of the Seller Parties (the “Acquisition”). As the principal equityholder of the Seller Parties, Dr. de la Torre received consideration for the Acquisition in excess of $120,000. The merger agreement and the transactions contemplated thereby are further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022.

Dr. de la Torre has not been appointed to any committees of the Board. As a director of the Company, Dr. de la Torre will receive compensation in the same manner as the Company’s other non-employee directors, described in the section entitled “Executive Officer and Director Compensation – Directors” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 7, 2022.

Other than as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings between Dr. de la Torre and any other person pursuant to which Dr. de la Torre was appointed as a director of the Company. Other than as described in this Current Report on Form 8-K, since the beginning of the Company’s last fiscal year, the Company has not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which the Company was or is to be a participant and in which Dr. de la Torre had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2022

CareMax, Inc.

By:	/s/ Kevin Wirges
Name:	Kevin Wirges
Title:	Executive Vice President, Chief Financial Officer and Treasurer